EXHIBIT 4.1

                        COMMON STOCK PURCHASE WARRANT(1)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

NUMBER OF SHARES:  100,000                                   WARRANT NO. _____
(SUBJECT TO ADJUSTMENT)                                          APRIL 7, 2004

                              IMMUNOMEDICS, INC.

                        COMMON STOCK PURCHASE WARRANT

              Void after the date set forth in Section 3 herein

      This Common Stock Purchase Warrant (the "Warrant") entitles Amgen Inc., (together with its permitted transferees, the "Holder"), for value received, to purchase from IMMUNOMEDICS, INC., a Delaware corporation (the "Company"), up to 100,000 fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share ("Common Stock"), subject to adjustment and vesting as set forth herein (the "Warrant Shares"). This Warrant shall be exercisable, if at all, at a price equal to $16.00 per share, subject to adjustment as set forth herein (the "Exercise Price"). This Warrant also is subject to the following terms and conditions:

      1. EXERCISE OF WARRANT. Subject to the terms and conditions hereof, this Warrant may be exercised at the option of the Holder in whole or in part at any time from and after the date hereof and before the date of expiration set forth in Section 3 below. Exercise shall be by presentation and surrender to the Company at its principal office of this Warrant and the subscription form annexed hereto as Exhibit I, executed by the Holder, together with payment to the Company in accordance with Section 2 hereof in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise.


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      (1)   LEGEND: IN THIS DOCUMENT, [*] CONNOTES MATERIAL THAT HAS BEEN
            OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF THE SAME. SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON A CONFIDENTIAL BASIS.


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If this Warrant is exercised in part only, the Company shall, promptly after presentation of this Warrant upon such exercise, execute and deliver a new Warrant, dated as of the date hereof, evidencing the right of the Holder to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions herein set forth. Upon and as of receipt by the Company of such properly completed and duly executed subscription form accompanied by payment as herein provided, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be delivered to the Holder. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company's transfer agent at the Company's expense promptly after this Warrant has been exercised (and in any event within 30 days). Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by the Holder and shall be registered as set forth in the applicable subscription form.

      2. PAYMENT OF EXERCISE PRICE. The Exercise Price for the Warrant Shares being purchased may be paid in cash or by check payable to the Company or wire transfer of immediately available funds.

      3. EXPIRATION DATE. This Warrant shall expire on April 6, 2009 (or in the event that April 6, 2009 is not a business day, the next succeeding business day).

      4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

            4.1 SUBDIVISION OR COMBINATION OF STOCK. If at any time or from time to time after the date hereof the Company shall subdivide its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of shares of Common Stock (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of shares of Common Stock (calculated to the nearest whole share) shall be decreased proportionately.

            4.2 ADJUSTMENT FOR STOCK DIVIDENDS. If at any time the Company shall declare a dividend payable in Common Stock or securities convertible into shares of Common Stock or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

            4.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the event of any reorganization of the capital stock of the Company, a consolidation or merger of


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the Company with another corporation (other than a merger in which the Company is the surviving corporation and the stockholders of the Company prior to such merger own at least a majority of the outstanding capital stock of the surviving corporation after such merger), the sale of all or substantially all of the Company's assets or any transaction involving the transfer of a majority of the voting power over the capital stock of the Company effected in a manner such that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or transaction, lawful and adequate provision shall be made whereby the Holder shall have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of Common Stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such reorganization, consolidation, merger, sale or transaction, including successive events of such nature, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) thereafter shall be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof and, promptly following any such reclassification, consolidation, merger, sale or lease, the successor corporation (if other than the Company) resulting from such reclassification, consolidation or merger or the corporation purchasing or leasing such assets shall assume by a supplemental warrant agreement, executed and mailed or delivered to the Holder at the last address thereof appearing on the books of Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

            4.4 ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment in the Exercise Price pursuant to any provisions of this Section 4, the number of Warrant Shares purchasable hereunder at that Exercise Price shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

            4.5 MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant shall be made if such adjustment would result in a change in the number of shares represented by this Warrant of less than one (1) share (the "Adjustment Threshold Amount"). Any adjustment not made because the Adjustment Threshold Amount is not satisfied shall be carried forward and made, together with any subsequent adjustments, at such time as (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

            4.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 4, and the Company


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

shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate signed by the Company's chief financial officer setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

            4.7 WAIVER OF ADJUSTMENTS. Any adjustment of the Exercise Price otherwise required to be made hereunder may be waived with the written consent of the Holder and the Company.

      5. NOTICES OF RECORD DATE. In the case of any dividend or distribution, the adjustment(s) provided for in Section 4 shall become effective immediately after the date of the issuance or distribution of the shares of Common Stock and, in the case of any subdivision or combination, the adjustment(s) provided for in Section 4 shall become effective immediately after the effective date of such action.

      6. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by (i) if the Common Stock is not at the time of such determination publicly traded, the fair market value as determined in good faith by the Board of Directors of the Company or (ii) if the Common Stock is at the time of such determination publicly traded, the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange).

      7. LOST, STOLEN OR DESTROYED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company, at its expense, will execute and deliver, or instruct the transfer agent, if any, to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

      8. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax or other tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then current Holder of the Warrant being exercised.

      9. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive or any similar rights and free of any liens or encumbrances arising through the Company, other than restrictions of transfer under any state and federal securities laws, as applicable. The Company further covenants and agrees that during the period within which this Warrant may be exercised the Company will at all times have authorized and reserved, for the purpose of issue or transfer


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

upon exercise of this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock is listed.

      10. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

      11. NOTICES.

            All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed:

            if to the Holder, at



                  Amgen Inc.
                  One Amgen Center Drive
                  Thousand Oaks, CA  91320-1789
                  Attention:  Corporate Secretary
                  Fax:  (805) 447-1010

            or



            if to the Company, at



                  Immunomedics, Inc.
                  300 American Road
                  Morris Plains, New Jersey 07950
                  Attention:


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

               Fax:

            with a copy to

               Heller Ehrman White & McAuliffe LLP
               4350 La Jolla Village Drive
               San Diego, California 92122Attention:  Richard A. Kaufman, Esq.
               Fax:  (858) 450-8499

or in any case at such other address as the Holder or the Company shall have furnished to the other in writing.

      12. RESTRICTIONS ON TRANSFER OF WARRANT SHARES; TRANSFERABILITY; REGISTER.

            12.1 The Holder shall not sell Warrant Shares, either under a registration statement or otherwise, until the date that is 31 days after the date of exercise of the Warrant.

            12.2 Prior to the time the Holder first exercises this Warrant, this Warrant and all rights hereunder are transferable (to the extent permitted under the Act), in whole, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency). The Warrant Shares may be offered, resold, pledged or otherwise transferred from the Holder to a transferee either (i) pursuant to an effective registration statement as contemplated under Section 13, or (ii) in a transaction meeting the requirements of Rule 144 under the Act ("Rule 144") or otherwise in accordance with the Act and the applicable securities laws of any state of the United States or any other applicable jurisdiction.

            12.3 The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

      13. REGISTRATION RIGHTS.

            13.1 HOLDER INCIDENTAL REGISTRATION. Subject to Section 13.5, if the Company files a registration statement under the Act (other than a registration statement on Form S-4 or S-8 or any successor or similar forms) registering an underwritten offering of Common Stock for cash consideration on any form that also would permit the registration of the Warrant Shares and any shares of common stock that may be issued or distributed with respect to, or in exchange for, the Warrant Shares (the "Registrable Securities") and such filing is to be on its behalf and/or on behalf of selling holders of the Company's securities, the Company shall each such time promptly give the Holder written notice of its intent to make such filing, setting forth the date on which the Company proposes to file such registration statement, and advising the Holder of its right to have Registrable Securities included in such registration. The Company will select the managing underwriter and all other underwriters in any underwritten offering pursuant to this


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

Section 13.1. Upon the written request of the Holder received by the Company no later than ten (10) days after the date of the Company's notice, the Company shall use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that the Holder has so requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses pursuant to Section 13.4 in connection therewith). If, in the written opinion of the managing underwriter, the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company's securities that can be marketed either (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the Company shall include in such registration first (1st), all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising demand registration rights and without having the adverse effect referred to above, and second (2nd), all Registrable Securities requested to be included in such registration by the Holder pursuant to this Section 13.1 and all shares of Common Stock requested to be included by third parties exercising the rights similar to those granted in this Section 13.1, up to the number which the Company has been advised can be sold in such offering without having either of the adverse effects referred to above. The number of such Registrable Securities requested to be included in such registration by the Holder pursuant to this Section 13.1 shall be limited to such extent and shall be allocated pro rata among the Holder and third parties exercising rights similar to those granted in this Section 13.1 on the basis of the relative number of Registrable Securities the Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties.

            13.2 OBLIGATIONS OF THE COMPANY. Whenever the Company has filed a registration statement pursuant to Section 13.1 that registers Registrable Securities under the Act, the Company will:

            (a) furnish the Holder with a reasonable numbers of copies of the Registration Statement and any Prospectus included therein (including each preliminary Prospectus and any amendments or supplements thereto (including all exhibits and documents incorporated by reference) in conformity with the requirements of the Act);

            (b) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions within the United States as the Holder shall request for the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (b) be obligated to do so;


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

            (c) promptly notify the Holder (1) when such Registration Statement, amendment, supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (2) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (d) provide the Holder and not more than one outside counsel for the Holder the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and (a) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holder or the Holder's counsel reasonably determine is necessary and appropriate to be included therein, (b) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (c) supplement or make amendments to such Registration Statement;

            (e) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as Holder may request at least five Business Days prior to any sale of the Registrable Securities;

            (f) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

            (g) use commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed.

            13.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request in writing and as shall be required in connection with the action to be taken by the Company.

            13.5 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 13.1, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees


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

(including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky laws, and fees and disbursements of counsel for the Company and one outside legal counsel for the Holder, hired to review and oversee any offering [*], shall be borne by the Company. The Holder shall bear and pay the underwriting commissions and discounts applicable to the Registrable Securities offered for its account in connection with any regulations, filings and qualifications made pursuant to this Warrant.

            13.6 UNDERWRITING REQUIREMENTS. In connection with any underwritten offering, the Company shall not be required under Section 13.1 to include Registrable Securities in such underwritten offering unless the Holder accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company in accordance with the terms of this Warrant.

            13.7 INDEMNIFICATION. For the purpose of this Section 13.7:

            (a) the term "Selling Stockholder" shall include the Holder and any "affiliate" (as such term is defined in Rule 144) of the Holder, and their respective permitted transferees and assigns;

            (b) the term "untrue statement" shall, with respect to any Registration Statement, include any untrue statement or alleged untrue statement of a material fact contained in the related Registration Statement, or any omission or alleged omission to state in the related Registration Statement a material fact required to be stated therein or necessary to make the statements therein, not misleading, and, with respect to any Prospectus, include any untrue statement or alleged untrue statement of a material fact contained in the related Prospectus, or any omission or alleged omission to state in the related Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (i) The Company agrees to indemnify and hold harmless the Selling Stockholder (and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act, each officer of the Selling Stockholder and each director of the Selling Stockholder) from and against any losses, claims, damages or liabilities to which the Selling Stockholder (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or (ii) any failure by the Company to fulfill any undertaking included in the related Registration Statement, and the Company will reimburse the Selling Stockholder promptly as incurred for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (A) arises out of, or is based upon, an untrue statement made in conformity with written information furnished to the Company by the Selling Stockholder


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

            specifically for use in preparation of the Registration Statement or Prospectus (which has not been subsequently corrected or supplemented), (B) results directly from the failure of the Selling Stockholder to comply in all material respects with its covenants and agreements contained in Section 13 hereof respecting sale of the Warrant Shares, or (C) arises out of any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

            (ii) The Selling Stockholder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement if such untrue statement was made in conformity with written information furnished by the Selling Stockholder specifically for use in preparation of the Registration Statement or Prospectus, and the Selling Stockholder will reimburse the Company promptly as incurred for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Selling Stockholder need not indemnify any of the aforementioned indemnitees for such losses, claims, damages or liabilities arising from any statement or omission in any Prospectus that is corrected in any subsequent Prospectus if the subsequent Prospectus was furnished to the person or entity asserting the loss, claim, damage or liability prior to the pertinent transaction or transactions; provided, further, that the Selling Stockholder's obligation to indemnify the Company shall be limited to the net amount received by the Selling Stockholder from the sale of the Warrant Shares to which the loss related.

            (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 13.7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 13.7 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 13.7. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified


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

            person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

            (iv) If the indemnification provided for in this Section 13.7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Selling Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if Selling Stockholder were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the net amount received by Selling Stockholder from the sale of the Warrant Shares to which such loss relates exceeds the amount of any damages which Selling Stockholder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Selling Stockholder's obligations in this subsection to contribute are several in proportion to their sales of Warrant Shares to which such loss relates and not joint.

            (v) The parties to this Warrant hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 13.7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 13.7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 13.7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 13.7 and further agree not to attempt to assert any such defense.

            13.8 INFORMATION AVAILABLE. So long as a Registration Statement is effective covering the resale of Warrant Shares owned by the Holder, the Company will furnish to the Holder, upon its request:

            (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and amendments, if any, and (iii) its Quarterly Reports on Form 10-Q and amendments, if any (the foregoing, in each case, excluding exhibits, unless specifically requested by the Holder); and

            (b) promptly upon the request of the Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

            13.9 COMPANY REPORTS FILED UNDER THE EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 and other rules or regulations of the SEC that may permit the Holder to sell the Warrant Shares without registration, for the first two years after the Holder first exercises this Warrant, the Company covenants and agrees to (a) comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the SEC that are conditions to the availability of Rule 144 for the sale of the Warrant Shares and (b) furnish to the Holder, upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Securities Exchange Act of 1934, and such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares without registration.

      14. AMENDMENT. This Warrant is irrevocable and non-cancelable. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

      15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and wholly to be performed within the State of Delaware.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of April 7, 2004.

                                          IMMUNOMEDICS, INC.

                                          By: /s/ Cynthia L. Sullivan
                                             -----------------------------------
                                             Name:  Cynthia L. Sullivan
                                             Title: President & CEO


AGREED AND ACCEPTED BY:

AMGEN INC.

By:  /s/ Roger M. Perlmutter
   ---------------------------------
   Name:  Roger M. Perlmutter
   Title: Executive Vice President,
          Research and Development

                                                                       EXHIBIT I

                                 SUBSCRIPTION



Date:___________________________________



________________________________________

________________________________________

________________________________________


      The undersigned, the Holder of the attached Warrant, irrevocably elects to exercise the purchase right represented by such Warrant to purchase _________________ shares of common stock, par value $0.01 per share, of the Company. Simultaneously with the delivery of this subscription form, the undersigned has made provision for the payment of $________ to the Company (via [wire transfer] [enclosed check]) representing the Exercise Price. The certificate(s) for such shares shall be issued in the name of the Holder or as otherwise indicated below:


                                          ______________________________________
                                          Holder's Signature



                                          ______________________________________
                                          Name for Registration

                                          ______________________________________
                                          Mailing Address

                                          ______________________________________

                                          ______________________________________

                                                                      EXHIBIT II



                               ASSIGNMENT FORM

      FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of common stock, par value $0.01 per share, of Immunomedics, Inc. covered thereby set forth below, unto:

Name of Assignee            Address                    No. of Shares
----------------            -------                    -------------




Dated:_____________________         Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      I-2